Pricing Supplement No.             f05-0503
         Pricing Supplement Dated:          May 3, 2005
         Rule 424(b)(3)
         File No.                           333-119615

         (To Prospectus Supplement
         and Prospectus Dated November 1, 2004)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series F
         Due Nine Months or More From Date of Issue

         Trade Date:                        May 3, 2005
         Issue Date:                        May 6, 2005
         Settlement Date:                   May 6, 2005
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XHT1
         Aggregate Principal Amount:        USD 1,253,000.00
         Price to Public:                   100%
         Concession:                        0.4000%
         Net Proceeds to Issuer:            USD 1,247,988.00
         Interest Rate (per annum):         3.8000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       October 15, 2005
         Maturity Date:                     April 15, 2007
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Not Callable

         --------------------------------------------------------------

         CUSIP:                             17307XHU8
         Aggregate Principal Amount:        USD 328,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 319,800.00
         Interest Rate (per annum):         5.0000%
         Coupon Type:                       STEP-UP
         Interest Payment Frequency:        Semiannual
         First Interest Payment Date:       November 15, 2005
         Maturity Date:                     May 15, 2025
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

         Other Info        Initial coupon: 5.000%; Step-up: 5.650% on
                           05/15/2009

         --------------------------------------------------------------

         CUSIP:                             17307XHV6
         Aggregate Principal Amount:        USD 1,894,000.00
         Price to Public:                   100%
         Concession:                        2.5000%
         Net Proceeds to Issuer:            USD 1,846,650.00
         Interest Rate (per annum):         5.4000%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Quarterly
         First Interest Payment Date:       August 15, 2005
         Maturity Date:                     May 15, 2030
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2010, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.